Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned directors and officers of ACE INA Holdings Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of debt securities and other securities of the Company (and of ACE Limited and its subsidiaries and trusts) and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: October 23, 2015

Name	Title

/s/ Evan G. Greenberg Evan G. Greenberg	Director

/s/ John J. Lupica John J. Lupica	President and Director

/s/ Kenneth Koreyva Kenneth Koreyva	Chief Financial Officer and Senior Vice President

/s/ John Keogh John Keogh	Chairman and Director

/s/ Philip V. Bancroft Philip V. Bancroft	Director

/s/ Timothy A. Boroughs Timothy A. Boroughs	Director